Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-K of Sun River Energy, Inc. for the year ended April 30, 2010, I, Donal R. Schmidt, Jr., Chief Executive Officer and President (Principal Executive and Financial Officer) of Sun River Energy, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

a)	such Annual Report on Form 10-K of Sun River Energy, Inc. for the year ended April 30, 2010, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

b)           the information contained in such Annual Report on Form 10-K of Sun River Energy, Inc. for the year ended April 30, 2010, fairly presents, in all material respects, the financial condition and results of operations of Sun River Energy, Inc.

Date:  August 13, 2010

/s/ Donal R. Schmidt, Jr.
Donal R. Schmidt, Jr. Chief Executive Officer and President (Principal Executive and Financial Officer)

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.